Exhibit 99.1

Vivint Smart Home Announces Second Quarter 2022 Results
Revenue grew by 15% as attrition reached 17-quarter low of 10.9% and service cost per subscriber reached all-time low
Adjusted for the divestiture of Canadian operations, revenue growth was 17.5% and attrition was 10.7%

Provo, UT – August 8, 2022 – Vivint Smart Home, Inc. (NYSE: VVNT), a leading smart home company, today announced results for the second quarter ended June 30, 2022.
Second Quarter Financial Highlights (vs. prior-year period)
•Revenue increased by $53.2 million to $407.3 million, representing an increase of 15% (17.5% ex Canada)
•Net loss improved by $67.1 million to a loss of $3.5 million
•Adjusted EBITDA(a) increased by $30.1 million to $189.7 million
•Originated 126,328 new subscribers, a record for the second-quarter period
•Attrition rate improved by 70 basis points to 10.9%, a 17-quarter low (10.7% ex Canada)
•Total subscribers grew by 4.7% to 1,864,966 (growth was 10.8% ex Canada)
•Net service margin increased to 80.1% from 79.0% in the prior-year period

“Second quarter 2022 was another strong quarter for Vivint as we grew total revenue by over 17% and adjusted EBITDA by more than 23%, after normalizing for the sale of our Canadian operations,” said David Bywater, CEO of Vivint Smart Home. “We continue to be extremely pleased with the performance of our portfolio as evidenced by our attrition rate of 10.9%, a 17-quarter low, and net service cost per subscriber at an all-time low. Our strong performance reflects our meticulous focus on optimizing the smart home experience for our customers by leveraging the advantages of our intelligent and integrated platform. The recent divestiture of our Canadian operations allows us to sharpen our focus on our core markets with the most compelling growth opportunities. Vivint has been securing and creating smart homes for over 20 years, and we have a history of exhibiting strength and resiliency regardless of the economic environment. We believe that we will continue to outpace the growth rate in the do-it-for-me space and do so in a profitable way while generating positive free cash flow that we can invest in value-accretive opportunities.”

“Vivint has a unique combination of solid business fundamentals, talented and driven people, great market opportunities, and a culture that fosters growth and development,” said Dana Russell, CFO of Vivint Smart Home. “I felt this when I accepted the job, and two months in, I’m even more encouraged about the prospects for our customers, shareholders, and employees. This is a special company with a solid foundation that has tremendous upside. We are pleased with our momentum going into the back half of the year, and we are reaffirming our original 2022 guidance for revenue and adjusted EBITDA. We are adjusting our guidance ranges for total subscribers and free cash flow to account for the Canadian subscribers that were sold for approximately $104 million during the period.”
Business Highlights
Leadership and M&A:

a) This earnings release includes Adjusted EBITDA, Adjusted EBITDA Margin, Covenant Adjusted EBITDA, and Free Cash Flow metrics that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (GAAP). Covenant Adjusted EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants contained in the agreements governing the Company’s notes, and the credit agreements governing the Company’s revolving credit facility and term loan. See the Statement Regarding Non-GAAP Financial Measures section at the end of this earnings release for the definitions of Adjusted EBITDA, Adjusted EBITDA Margin, Covenant Adjusted EBITDA, and Free Cash Flow and reconciliations to their most directly comparable financial measure calculated in accordance with GAAP.

◦Appointed Rasesh Patel as COO – seasoned executive with 20-plus years of experience building technology service businesses, driving innovation, and improving the customer experience, most recently as the Chief Product and Platform Officer of AT&T Business – a segment of AT&T with ~$35 billion in annual revenue
◦Appointed Dana Russell as CFO – experienced executive with over 25 years of finance and operational expertise with technology and service businesses, most recently as CFO of Vivint Solar
◦Completed the sale of our Canadian operations, generating ~$104 million in cash – significantly more than we expected to generate from these subscribers over the next 10 years. Proceeds from the transaction are expected be used to drive profitable growth and elevate the cash generation potential of the company.
Smart Energy:
◦Sold ~32 megawatts of solar and added 7,579 smart home subscribers through our smart energy partners during the first half of the year
◦Remain on track to double the number of megawatts sold in 2022 vs. 2021
◦Continue to see higher sales realization rates when bundling smart home with smart energy

Smart Insurance:
◦Continue to operate as an agent, selling insurance policies to new and existing smart home subscribers
◦Progressing towards becoming a Managing General Agent, which will allow Vivint to develop specific homeowner coverages and enable us to accelerate growth
Full Year 2022 Guidance
•Reaffirming total revenue between $1.60 and $1.63 billion
•Reaffirming adjusted EBITDA(a) between $725 and $745 million
•Adjusting total subscribers to between 1.86 and 1.92 million to account for the sale of our Canadian operations (previous range was between 1.95 and 2.00 million)
•Adjusting free cash flow(a) to between $35 and $60 million to account for the sale of our Canadian operations (previous range was between $67 and $77 million)

Reconciliations of net loss to Adjusted EBITDA and net cash used in operating activities to Free Cash Flow are not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity, and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net loss and adjustments that could be made for impairment charges, restructuring charges and the timing and magnitude of other amounts included in the reconciliations. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Conference Call Information

Vivint will host a conference call and webcast to discuss its second quarter 2022 results at 5:00 p.m. ET / 3:00 p.m. MT today, August 8, 2022. To join the live webcast and conference call, please visit the Investor Relations section of the Company’s website at https://investors.vivint.com/events-and-presentations/events/default.aspx, or dial 1-844-200-6205 for domestic participants or +1-929-526-1599 for international participants with the access code of 072041. A financial results presentation will be available immediately before the call in the Investor Relations section of Vivint’s website at https://investors.vivint.com/events-and-presentations/events/default.aspx, and a replay of the webcast will be available following the completion of the webcast and conference call.

a) This earnings release includes Adjusted EBITDA, Adjusted EBITDA Margin, Covenant Adjusted EBITDA, and Free Cash Flow metrics that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (GAAP). Covenant Adjusted EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants contained in the agreements governing the Company’s notes, and the credit agreements governing the Company’s revolving credit facility and term loan. See the Statement Regarding Non-GAAP Financial Measures section at the end of this earnings release for the definitions of Adjusted EBITDA, Adjusted EBITDA Margin, Covenant Adjusted EBITDA, and Free Cash Flow and reconciliations to their most directly comparable financial measure calculated in accordance with GAAP.

Summary of Quarterly Key Financial and Portfolio Metrics
($ in millions, except for subscriber data)

	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Jun 30,
	2021	2021	2021	2022	2022
Total Revenues	$354.1	$386.7	$396.2	$392.7	$407.3
Net Loss	$(70.5)	$(92.7)	$(53.5)	$(27.4)	$(3.5)
Net Loss Margin	(19.9)%	(24.0)%	(13.5)%	(7.0)%	(0.9)%
Common Shares Outstanding	208,707,992	208,728,450	208,734,193	212,561,154	212,764,752
Adjusted EBITDA(a)	$159.6	$170.4	$178.4	$202.3	$189.7
Adjusted EBITDA Margin(a)	45.1%	44.1%	45.0%	51.5%	46.6%
LTM Covenant Adjusted EBITDA(a)	$957.3	$1,004.1	$1,050.7	$1,106.7	$1,146.8
New Subscribers(1)	121,599	114,380	64,403	66,734	126,328
Total Subscribers(1)	1,781,469	1,843,744	1,855,141	1,870,440	1,864,966
Total Monthly Service Revenue	$84.5	$86.4	$86.7	$87.4	$87.4
Avg Monthly Svc Revenue per User	$47.45	$46.88	$46.71	$46.71	$46.85
Total Monthly Recurring Revenue	$114.4	$121.5	$125.2	$126.5	$128.6
Avg Monthly Recurring Rev per User	$65.39	$66.39	$67.58	$67.87	$68.04
Attrition Rate(2)	11.6%	11.4%	11.3%	11.2%	10.9%

(1) Excludes subscribers from sales pilot initiatives
(2) Attrition Rate is reported on LTM basis for each period end & excludes subscribers from sales pilot initiatives

a) This earnings release includes Adjusted EBITDA, Adjusted EBITDA Margin, Covenant Adjusted EBITDA, and Free Cash Flow metrics that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (GAAP). Covenant Adjusted EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants contained in the agreements governing the Company’s notes, and the credit agreements governing the Company’s revolving credit facility and term loan. See the Statement Regarding Non-GAAP Financial Measures section at the end of this earnings release for the definitions of Adjusted EBITDA, Adjusted EBITDA Margin, Covenant Adjusted EBITDA, and Free Cash Flow and reconciliations to their most directly comparable financial measure calculated in accordance with GAAP.

About the Company

Vivint is a leading smart home company in the United States. Vivint delivers an integrated smart home system with in-home consultation, professional installation and support delivered by its Smart Home Pros, as well as 24/7 customer care and monitoring. Dedicated to redefining the home experience with intelligent products and services, Vivint serves nearly 1.9 million customers throughout the United States. For more information, visit https://www.vivint.com.

Forward-Looking Statements

This earnings release and accompanying conference call include certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, the Company’s plans, strategies and prospects, both business and financial, including without limitation the information under the heading “Full Year 2022 Guidance” in this press release. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.
Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those discussed in "Risk Factors" and elsewhere in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2021, which was filed on March 1, 2022, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:
•the duration and scope of the evolving COVID-19 pandemic;
•the impact of the COVID-19 pandemic on our liquidity and capital resources, including the impact of the pandemic on our customers and timing of payments, the sufficiency of credit facilities, and the company's compliance with lender covenants;
•the ineffectiveness of steps we take to reduce operating costs;
•risks of the smart home and security industry, including risks of and publicity surrounding the sales, subscriber origination and retention process;
•the highly competitive nature of the smart home and security industry and product introductions and promotional activity by our competitors;
•litigation, complaints, product liability claims and/or adverse publicity;
•the impact of changes in consumer spending patterns, consumer preferences, local, regional, and national economic conditions, crime, geopolitical tensions, weather, and demographic trends;
•adverse publicity and product liability claims;
•increases and/or decreases in utility and other energy costs, increased costs related to utility or governmental requirements;
•cost increases or shortages in smart home and security technology products or components including disruptions in our supply chains;
•the introduction of unsuccessful new Smart Home Services;
•privacy and data protection laws, privacy or data breaches, or the loss of data;
•the impact to our business, results of operations, financial condition, regulatory compliance and customer experience of the Vivint Flex Pay plan;
•risks related to our exposure to variable rates of interest with respect to our revolving credit facility and term loan facility;
•our inability to maintain effective internal control over financial reporting; and
•our inability to attract and retain employees due to labor shortages.
In addition, the origination and retention of new subscribers will depend on various factors, including, but not limited to, market availability, subscriber interest, the availability of suitable components, the negotiation of acceptable contract terms with subscribers, local permitting, licensing and regulatory compliance, and our ability to manage anticipated expansion and to hire, train and retain personnel, the financial viability of subscribers and general economic conditions.
The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether a result of new information, future events, or otherwise, except as required by law.

Certain Definitions
Total Subscribers - is the aggregate number of active smart home and security subscribers at the end of a given period.
Total Monthly Recurring Revenue - or Total MRR, is the average total monthly recurring revenue recognized during a given period.
Average Monthly Recurring Revenue per User - or AMRRU, is Total MRR divided by average monthly Total Subscribers during a given period.
Total Monthly Service Revenue - or MSR, is the contracted recurring monthly service billings to our smart home and security subscribers, based on the Total Subscribers number as of the end of a given period.
Average Monthly Service Revenue per User - or AMSRU, is Total MSR divided by Total Subscribers at the end of a given period.
Net Loss Margin - is net loss as a percent of revenue.
Adjusted EBITDA Margin - is Adjusted EBITDA as a percent of revenue.
Attrition Rate - is the aggregate number of canceled smart home and security subscribers during the prior 12-month period divided by the monthly weighted average number of Total Subscribers based on the Total Subscribers at the beginning and end of each month of a given period. Subscribers are considered canceled when they terminate in accordance with the terms of their contract, are terminated by us or if payment from such subscribers is deemed uncollectible (when at least four monthly billings become past due). If a sale of a service contract to third parties occurs, or a subscriber relocates but continues their service, we do not consider this as a cancellation. If a subscriber transfers their service contract to a new subscriber, we do not consider this a cancellation.
Average Subscriber Lifetime - in number of months, is 100% divided by our expected long-term annualized attrition rate multiplied by 12 months.
Net Service Cost per Subscriber - is the average monthly service costs incurred during the period (both period and capitalized service costs), including monitoring, customer service, field service and other service support costs, less total non-recurring smart home services billings and cellular network maintenance fees for the period, divided by average monthly Total Subscribers for the same period.
Net Service Margin - is the monthly average MSR for the period, less total average net service costs for the period divided by the monthly average MSR for the period.
New Subscribers - is the aggregate number of net new smart home and security subscribers originated during a given period. This metric excludes new subscribers acquired by the transfer of a service contract from one subscriber to another.
Net Subscriber Acquisition Costs per New Subscriber - is the net cash cost to create new smart home subscribers during a given 12-month period divided by New Subscribers for that period. These costs include commissions, equipment and associated financing fees (estimated), installation, marketing, sales support, and other allocations (general and administrative); less upfront payments received from the sale of equipment associated with the initial installation, and installation fees. These costs exclude capitalized contract costs and upfront proceeds associated with contract modifications.

VIVINT SMART HOME, INC. and SUBSIDIARIES
Consolidated Statements of Operations
(In thousands; unaudited)

	Three Months Ended Jun 30,		Six Months Ended Jun 30,
	2022	2021	2022	2021
Revenues:
Recurring and other revenue	$407,282	$354,137	$800,030	$696,464
Costs and expenses:
Operating expenses	100,793	90,740	196,253	187,271
Selling expenses	91,647	89,867	169,684	204,408
General and administrative expenses	54,969	57,494	110,484	124,295
Depreciation and amortization	157,625	149,619	312,019	296,531
Total costs and expenses	405,034	387,720	788,440	812,505
Income (Loss) from operations	2,248	(33,583)	11,590	(116,041)
Other expenses (income):
Interest expense	38,883	50,058	76,394	99,861
Interest income	(147)	(110)	(280)	(154)
Change in fair value of warrant liabilities	(9,041)	(6,222)	(18,334)	(35,325)
Other income, net	(22,765)	(8,034)	(14,509)	(22,593)
Total other expenses	6,930	35,692	43,271	41,789
Loss before income taxes	(4,682)	(69,275)	(31,681)	(157,830)
Income tax (benefit) expense	(1,196)	1,270	(764)	1,514
Net loss	$(3,486)	$(70,545)	$(30,917)	$(159,344)

VIVINT SMART HOME, INC. and SUBSIDIARIES
Consolidated Balance Sheets
(In thousands; unaudited)

	Jun 30, 2022	Dec 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$299,027	$208,509
Accounts and notes receivable, net	59,835	63,671
Inventories	81,045	51,251
Prepaid expenses and other current assets	41,858	19,385
Total current assets	481,765	342,816

Property, plant and equipment, net	56,371	55,448
Capitalized contract costs, net	1,445,947	1,405,442
Deferred financing costs, net	1,860	2,088
Intangible assets, net	23,023	51,928
Goodwill	817,502	837,153
Operating lease right-of-use assets	42,121	46,000
Long-term notes receivables and other non-current assets, net	39,738	44,753
Total assets	2,908,327	2,785,628
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	137,073	96,317
Accrued payroll and commissions	108,667	83,347
Accrued expenses and other current liabilities	222,518	236,250
Current portion of notes payable, net	13,500	13,500
Deferred revenue	467,928	429,900
Current portion of operating lease liabilities	12,561	12,033
Current portion of finance lease liabilities	2,001	2,854
Total current liabilities	964,248	874,201

Notes payable, net	2,694,688	2,698,845
Finance lease liabilities, net of current portion	3,489	1,416
Operating lease liabilities, net of current portion	36,692	41,713
Warrant derivative liabilities	6,230	24,564
Deferred revenue, net of current portion	829,121	778,214
Other long-term obligations	88,580	106,135
Deferred income tax liabilities	926	640
Total liabilities	4,623,974	4,525,728
Total stockholders’ deficit	(1,715,647)	(1,740,100)
Total liabilities and stockholders’ deficit	2,908,327	2,785,628

VIVINT SMART HOME, INC. and SUBSIDIARIES
Summary Cash Flow Data
(In thousands; unaudited)

	Three Months Ended Jun 30,		Six Months Ended Jun 30,
	2022	2021	2022	2021
Net cash from operating activities	$68,469	$78,394	$32,375	$64,238
Net cash from investing activities	81,969	(3,396)	78,687	(7,944)
Net cash from financing activities	(4,083)	(4,261)	(20,070)	(25,018)
Effect of exchange rate changes on cash and cash equivalents	(545)	100	(474)	106
Net decrease in cash & cash equivalents	145,810	70,837	90,518	31,382

Cash and cash equivalents:
Beginning of period	153,217	274,344	208,509	313,799
End of period	$299,027	$345,181	$299,027	$345,181

Statement Regarding Non-GAAP Financial Measures

Adjusted EBITDA
Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation, amortization, stock-based compensation (or non-cash compensation), certain financing fees, changes in the fair value of the derivative liability associated with our public and private warrants and certain other non-recurring expenses or gains.
Adjusted EBITDA margin is defined as Adjusted EBITDA as a percent of revenue.
Adjusted EBITDA is not defined under GAAP and is subject to important limitations. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.
Management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. In addition, targets based on Adjusted EBITDA are among the measures we use to evaluate our management’s performance for purposes of determining their compensation under our incentive plans.
Covenant Adjusted EBITDA
Covenant Adjusted EBITDA is defined as net income (loss) before interest expense (net of interest income), income and franchise taxes and depreciation and amortization (including amortization of capitalized subscriber acquisition costs), further adjusted to exclude the effects of certain contract sales to third parties, non-capitalized subscriber acquisition costs, stock based compensation, changes in the fair value of the derivative liability associated with our public and private warrants and certain unusual, non-cash, non-recurring and other items permitted in certain covenant calculations under the agreements governing our Notes and the Credit Agreement.
We believe that the presentation of Covenant Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of, and compliance with, certain financial covenants contained in the agreements governing the Company’s Notes and the Credit Agreement governing the Revolving Credit Facility and the Term Loan Facility. We caution investors that amounts presented in accordance with our definition of Covenant Adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate Covenant Adjusted EBITDA in the same manner.
Covenant Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.
Free Cash Flow
Free Cash Flow is defined as net cash (used in) provided by operating activities less capital expenditures.
See the following tables for quantitative reconciliations of Adjusted EBITDA and Covenant Adjusted EBITDA, for historical periods, to Net Loss and Free Cash Flow, for historical periods, to net cash provided by operating activities, which we believe are the most comparable financial measures calculated in accordance with GAAP.

VIVINT SMART HOME, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures: Adjusted EBITDA
(In millions; unaudited)

	Three Months Ended
	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Jun 30,
	2021	2021	2021	2022	2022
Net loss	$(70.5)	$(92.7)	$(53.5)	$(27.4)	$(3.5)
Interest expense, net	49.9	47.0	37.8	37.4	38.7
Income tax expense (benefit), net	1.3	(1.0)	2.0	0.4	(1.2)
Depreciation	4.3	3.9	4.2	4.2	5.8
Amortization (i)	145.3	147.4	149.5	150.2	151.8
Stock-based compensation (ii)	27.6	29.0	22.8	25.6	16.0
Consumer financing fees (iii)	10.2	11.8	12.2	12.9	13.8
CEO transition (iv)	5.8	3.0	3.0	—	—
Change in fair value of warrant derivative liabilities (v)	(6.2)	(15.3)	0.5	(9.3)	(9.0)
Other (income) expense, net (vi)	(8.1)	37.3	(0.1)	8.3	(22.7)
Adjusted EBITDA	$159.6	$170.4	$178.4	$202.3	$189.7
Net loss margin	(20)%	(24)%	(14)%	(7)%	(1)%
Adjusted EBITDA margin	45%	44%	45%	52%	47%

(i)Excludes loan amortization costs that are included in interest expense
(ii)Reflects stock-based compensation costs related to employee and director stock incentive plans
(iii)Reflects the reduction to revenue related to the amortization of certain financing fees incurred under the Vivint Flex Pay program
(iv)Hiring and severance expenses associated with CEO transition
(v)Reflects the change in fair value of the derivative liability associated with our public and private warrants
(vi)Primarily consists of changes in our consumer finance program derivative instrument, foreign currency exchange, and other gains/losses associated with financings and other transactions

VIVINT SMART HOME, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures: Covenant Adjusted EBITDA
(In millions; unaudited)

	LTM Period Ended
	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Jun 30,
	2021	2021	2021	2022	2022
Net loss	$(455.6)	$(436.9)	$(305.6)	$(244.2)	$(177.1)
Interest expense, net	200.6	196.7	184.5	172.1	160.9
Other (income) expense, net	(30.6)	13.9	14.5	37.3	22.6
Income tax expense, net	2.5	1.3	2.5	2.7	0.2
Depreciation and amortization (i)	82.4	79.0	76.5	75.1	74.9
Amortization of capitalized contract costs	505.5	516.3	525.0	533.8	542.0
Non-capitalized contract costs (ii)	303.8	333.7	343.1	358.3	370.7
Stock-based compensation (iii)	254.1	224.5	166.4	105.0	93.5
Change in fair value of warrant derivative liabilities (iv)	(5.0)	(21.3)	(50.1)	(30.3)	(33.1)
Other adjustments (v)	99.6	96.9	93.9	96.9	92.2
Covenant Adjusted EBITDA	$957.3	$1,004.1	$1,050.7	$1,106.7	$1,146.8

(i)Excludes loan amortization costs that are included in interest expense
(ii)Reflects subscriber acquisition costs that are expensed as incurred because they are not directly related to the acquisition of specific subscribers. Certain other industry participants purchase subscribers through subscriber contract purchases, and as a result, may capitalize the full cost to purchase these subscriber contracts, as compared to our organic generation of new subscribers, which requires us to expense a portion of our subscriber acquisition costs under GAAP.
(iii)Reflects stock-based compensation costs related to employee and director stock incentive plans
(iv)Reflects the change in fair value of the derivative liability associated with our public and private warrants
(v)Includes certain items such as product development costs, Blackstone monitoring fee, loss contingencies, certain legal and professional fees, expenses associated with retention bonuses, relocation and severance payments, expenses associated with CEO transition, and certain other adjustments

VIVINT SMART HOME, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures: Free Cash Flow
(In millions; unaudited)

	Three Months Ended Jun 30,		Six Months Ended Jun 30,
	2022	2021	2022	2021
Net cash used in operating activities	$68.5	$78.4	$32.4	$64.2
Capital expenditures	(5.8)	(3.4)	(11.0)	(8.0)
Free Cash Flow	$62.7	$75.0	$21.4	$56.2

Contact:

Nate Stubbs
VP, Investor Relations
801-221-6724
ir@vivint.com